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                                                                    EXHIBIT 99.1


                           (SAFETY KLEEN CORP. LOGO)

                 ONE BRINCKMAN WAY, ELGIN, ILLINOIS 60123-1499

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    Kenneth W. Winger, Paul R. Humphreys and Scott Krill, and any of them are appointed Proxies, with power of substitution, to vote all stock of the undersigned at the Special Meeting of shareholders to be held on Monday, May 18, 1998 at the headquarters of Laidlaw Environmental Services, Inc., 1301 Gervais St., Suite 300, Columbia, South Carolina and at any adjournment or postponement thereof, upon the matter mentioned hereafter, and in their discretion upon such other matters as may properly come before said meeting. Receipt of Notice, dated April 17, 1998 of Special Meeting and accompanying Proxy Statement/Prospectus is acknowledged, and any Proxy previously given is revoked.

                                                  COMMENTS: (change of address)

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                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side of this card)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE). YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                          (Continued on reverse side)

[X] Please mark your votes as in this example.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER MARKED HEREIN BY THE UNDERSIGNED. IF NO MARKING IS MADE AS TO PROPOSAL 1, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

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            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Approve the Agreement and Plan of Merger dated as of March 16, 1998, which provides for the merger of LES Acquisition, LES Acquisition, Inc., an indirect wholly-owned subsidiary of Laidlaw Environmental Services, Inc., with and into Safety-Kleen.

   [ ]  FOR                    [ ]  AGAINST                     [ ]  ABSTAIN

    Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

                                                  Dated:                  , 1998
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                                                  Signature

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                                                  Signature if held jointly